                                                           Exhibit 99

                      JOINT FILER INFORMATION

Name:                                     New SAC
Address:                                  c/o Maples & Calder
                                          Ugland House, P.O. Box 309
                                          Georgetown, Grand Cayman
                                          Cayman Islands, British West Indies
Designated Filer:                         New SAC
Date of Event Requiring Statement:        12/11/03
Issuer Name and Ticker or Trading Symbol: Business Objects S.A. (BOBJ)
Signature:        New SAC

                By: /s/ William L. Hudson
                   ______________________________________
                Title:         Executive Vice President, General
                        Counsel & Corporate Secretary
Name:                                     CB Cayman
Address:                                  c/o Maples & Calder
                                          Ugland House, P.O. Box 309
                                          Georgetown, Grand Cayman
                                          Cayman Islands, British West Indies
Designated Filer:                         New SAC
Date of Event Requiring Statement:        12/11/03
Issuer Name and Ticker or Trading Symbol: Business Objects S.A. (BOBJ)
Signature:        CB Cayman

                By: /s/ William L. Hudson
                   ______________________________________
                Title:         Executive Vice President, General
                        Counsel & Corporate Secretary